Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting that appear in Puma Biotechnology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PKF, LLP
PKF, LLP (formerly PKF Certified Public Accountants, A Professional Corporation)

San Diego, California

May 31, 2017